EXHIBIT 10.24

IMMUCELL CORPORATION

Mortgage Loan Note for $340,000 given by the Company in favor of TD Bank N.A. dated March 16, 2017.

LOAN #___________

MORTGAGE LOAN NOTE

(Floating Rate)

Date of Note:	March 16, 2017
Principal Amount:	$340,000.00

Definitions

Business Day:

Any day (other than Saturday, Sunday, federal holiday, or a day on which commercial banks in the State are required or permitted to close) on which Lender is open and conducting its customary banking transactions, or, for purposes of determining LIBOR (as defined below), any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England.

Default Rate	A rate of interest equal to the Interest Rate provided herein plus four (4%) percent per annum, but in no event to exceed the maximum rate allowed by law.

Interest Rate (LIBOR)

An interest rate equal at all times to Two and One Quarter (2.25%) percent per annum (the “Margin") in excess of the rate of interest per annum of the one (1) month LIBOR (as defined below) for any LIBOR Interest Period (as hereinafter defined). The Lender shall not be required to notify Borrower of adjustments in said interest rate.

Notwithstanding the foregoing, or any other provision of this Note, if Lender shall reasonably determine (which determination shall be conclusive and binding absent manifest error) that, (i) by reason of circumstances affecting the relevant market, reasonable and adequate means do not exist for ascertaining LIBOR, or (ii) LIBOR does not adequately and fairly reflect the cost to Lender of funding the loan evidenced hereby, or (iii) it is unlawful for Lender to extend or maintain any loan evidenced hereby as a loan subject to LIBOR, Lender shall give prompt written notice thereof to Borrower and after the giving of such notice, until any such notice has been withdrawn by Lender, any loan evidenced hereby shall bear interest at another rate of interest then designated by Lender, in its sole reasonable discretion, for general commercial loan reference purposes.

1

LIBOR

The London Interbank Offered Rate rate of interest in U.S. Dollars (rounded upwards, at the Lender's option, to the next 1/8th of one percent) equal to the rate established by the Intercontinental Exchange Benchmark Administration, Ltd. (“ICE” or the successor thereto if ICE is no longer making a London Interbank Offered Rate available) as published by Bloomberg (or such other commercially available source providing quotations of LIBOR), as determined by the Lender (as hereafter defined) and in effect two (2) Business Days before the date of this Note and before the commencement of each LIBOR Interest Period (as defined below), provided however, if more than one LIBOR is specified, the applicable rate shall be the arithmetic mean of all such rates. London Business Days means any day on which commercial banks are open for general business (including dealings in foreign exchange and foreign currency deposits) in London, England. If, for any reason, such rate is not available, the term LIBOR shall mean, with respect to any LIBOR Interest Period, the rate of interest per annum determined by Bank to be the average rate per annum at which deposits in dollars are offered for such Interest Period by major banks in London, England at approximately 11:00 A.M. (London time) two (2) Business Days prior to the commencement of each LIBOR Interest Period.

Interest shall be computed on an actual/360 day basis (i.e., interest for each day during which the Principal Amount, or any part thereof, is outstanding shall be computed at Interest Rate divided by 360).

Notwithstanding the foregoing, LIBOR rate loans shall be deemed to constitute "eurocurrency liabilities" and as such shall be deemed subject to reserve requirements without benefits of credits for proration, exceptions or offsets that may be available from time to time to Lender. The LIBOR rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Percentage or the LIBOR Interest Period for each LIBOR rate loan comprising part of the same borrowing (including conversions, extensions and renewals), to a per annum interest rate determined pursuant to the following formula:

Adjusted LIBOR Rate =                LIBOR Rate

1 - LIBOR Reserve Percentage

For purposes of this calculation LIBOR Reserve Percentage is defined as, for any day, that percentage (expressed as a decimal) which is in effect from time to time under Regulation D, as such regulation may be amended from time to time or any successor regulation, as the maximum reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to eurocurrency liabilities as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of LIBOR rate loans is determined), whether or not Lender has any eurocurrency liabilities subject to such reserve requirement at that time.

2

LIBOR Interest Period	Initially, the first (1st) LIBOR Interest Period hereunder shall be the period commencing on the date hereof and ending on (and including) April 15, 2017. Thereafter, each LIBOR Interest Period shall commence on the sixteenth (16th) day of the calendar month immediately following the previous LIBOR Interest Period (the “Reset Date”) and shall end on the same day of the next consecutive month; provided however, (i) no LIBOR Interest Period shall extend beyond the Maturity Date of the Loan, and (ii) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period.

Maturity Date	March 16, 2027

State:	The State of Maine

FOR VALUE RECEIVED, ImmuCell Corporation, a Delaware corporation (the “Borrower”), having an address as indicated below, HEREBY PROMISES TO PAY to the order of TD Bank, N.A., a national banking association, (hereinafter, together with its successors and assigns, referred to as the “Lender”) at P.O. Box 5600, Lewiston, Maine 04243-5600, or at such other place as the holder hereof may from time to time designate in writing, in immediately available federal funds, the Principal Amount, which Principal Amount shall be due and payable on the Maturity Date, together with interest on the outstanding Principal Amount from time to time at Interest Rate as follows until this Note is paid in full:

1.           Beginning on April 16, 2017 and continuing on the 16th day of each successive month through, to and including February 16, 2027, Borrower shall make monthly payments of principal and interest to Lender in amounts deemed necessary by Lender to amortize the outstanding Principal Amount over a twenty (20) year term that commenced on the date hereof at the Interest Rate then in effect. The initial monthly payment amount shall be $1,924.24. Unless sooner accelerated, this Note shall mature on March 16, 2027 at which time the entire outstanding Principal Amount (including costs and fees), together with all interest thereon, shall be due and payable without further notice or demand.

2.        Because the Interest Rate on the loan evidenced hereby is a variable rate, the Lender is entitled, but not obligated, to recalculate the monthly payment amount annually on each anniversary date of this Note to ensure that the monthly payments are sufficient, in Lender’s sole discretion, to amortize the then outstanding Principal Amount over the remainder of the twenty year term at the Interest Rate then in effect and as projected by Lender at the time of each such recalculation; provided, however, if in any month the interest accrued at the Interest Rate in effect for such month exceeds the scheduled monthly payment, Borrower shall pay as a minimum monthly payment for such month the total amount of accrued interest.

3

If, after the date hereof, any (a) adoption of, or change in, United States federal, state or foreign laws, regulations or treaties, or any governmental or quasi- governmental rules, regulations, policies, guidelines, requests or directives (whether or not having the force of law), including the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives issued in connection therewith regardless of the date enacted, adopted or issued, or (b) change in the interpretation, promulgation, implementation or administration of or under any United States federal, state or foreign laws, regulations or treaties, or any governmental or quasi-governmental rules, regulations, policies, guidelines, requests or directives (whether or not having the force of law), including the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives issued in connection therewith regardless of the date enacted, adopted or issued, by any court, governmental, quasi-governmental, central bank or comparable agency or monetary authority that is charged with the interpretation or administration thereof, shall (1) subject Lender to any tax of any kind whatsoever with respect to any loans made by it, or change the basis of taxation of payments to Lender in respect thereof (except for changes in the rate of tax on the overall net income of Lender); (2) impose, modify, or hold applicable, any reserve, special deposit, compulsory loan, or similar requirement against assets held by, deposits or other liabilities in, or for the account of, advances, loans, or other extension of credit (including participations therein) by, or any other acquisition of funds by, any office of Lender which is not otherwise included in the determination of rate under the Note; or (3) impose on such Lender any other condition; and the result of any of the foregoing is to materially increase the cost to Lender of making or maintaining the loan evidenced by the Note, or to reduce any amount receivable under the Note, or any other Loan Document, then, in any such case, Borrower shall promptly pay Lender, upon its demand, any additional amounts necessary to compensate Lender for such additional costs or reduced amount receivable which Lender reasonably deems to be material as determined by Lender, with respect to the Loan. A certificate as to any additional amounts payable pursuant to this paragraph submitted by Lender to Borrower shall be presumptive evidence of such amounts owing. Lender agrees to use reasonable efforts to avoid, or to minimize, any amounts which might otherwise be payable pursuant to this paragraph provided however, that such efforts shall not cause the imposition on Lender of any additional costs or legal regulatory burdens deemed by Lender in good faith to be material.

Borrower hereby authorizes Lender to charge checking account number                       at TD Bank, N.A. (or such other account maintained by Borrower at TD Bank, N.A. as Borrower shall designate by written notice to Lender) (the “Deposit Account”) to satisfy the monthly payments of principal and/or interest due and payable to Lender hereunder on the sixteenth (16th) day of each month (each, a “Charge Date”) and Lender is hereby authorized to charge the Deposit Account on each Charge Date or, if any Charge Date shall fall on a Saturday, Sunday or legal holiday, then the Lender reserves the right to charge the Deposit Account on either the first (1st) Business Day (as herein defined) immediately preceding or on the first (1st) Business Day immediately following any such Charge Date until the Note shall be paid in full.

4

Borrower agrees to maintain sufficient funds in the Deposit Account to satisfy the payment due Lender under the Note on the next succeeding Charge Date during the term of the Loan. If sufficient funds are not available in the Deposit Account on any Charge Date to pay the amounts then due and payable under this Note, Lender is, in its sole discretion authorized to: (a) charge the Deposit Account for such lesser amount as shall then be available; and/or (b) charge the Deposit Account on such later date or dates that funds shall be available in the Deposit Account to satisfy the payment then due (or balance of such payment then due). Notwithstanding the foregoing, Borrower shall only be entitled to receive credit in respect of any payments of principal and interest due under the Note for funds actually received by Lender as a result of any such charges to the Deposit Account. Borrower shall be liable to Lender for any late fees or interest at the Default Rate on any payments not made on a timely basis by Borrower because of insufficient funds in the Deposit Account on any Charge Date. In the event the Deposit Account continues to contain insufficient funds to fully satisfy the payments due Lender under the Note, Borrower shall be responsible for making all such payments from another source and in no event shall the obligations of Borrower under the Note be affected or diminished as a result of any shortages in the Deposit Account, it being understood and agreed that Borrower shall at all times remain liable for payment in full of all indebtedness under the Note.

Lender may, at Lender’s sole discretion, discontinue charging the Deposit Account at any time on not less than ten (10) days’ written notice to the Borrower, in which event, Borrower shall thereafter be responsible for making all payments hereunder to Lender at the address set forth in Lender’s notice or if no such address is given, then to Lender at P.O. Box 5600, Lewiston, Maine, 04243-5600.

The Borrower and each endorser and guarantor hereof grant to the Lender a continuing lien on and security interest in any and all deposits or other sums at any time credited by or due from the Lender or any Lender Affiliate (as hereinafter defined) to the Borrower and/or each endorser or guarantor hereof and any cash, securities, instruments or other property of the Borrower and each endorser and guarantor hereof in the possession of the Lender or any Lender Affiliate, whether for safekeeping or otherwise, or in transit to or from the Lender or any Lender Affiliate (regardless of the reason the Lender or Lender Affiliate had received the same or whether the Lender or Lender Affiliate has conditionally released the same) as security for the full and punctual payment and performance of all of the liabilities and obligations of the Borrower and/or any endorser or guarantor hereof to the Lender or any Lender Affiliate and such deposits and other sums may be applied or set off against such liabilities and obligations of the Borrower or any endorser or guarantor hereof to the Lender or any Lender Affiliate at any time, whether or not such are then due, whether or not demand has been made and whether or not other collateral is then available to the Lender or any Lender Affiliate.

5

Notwithstanding anything to the contrary herein, whenever any payment to be made under this Note shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computations of payment of interest.

In the event any payment provided for herein or in any other Loan Document (as defined in the Mortgage, as defined below) shall become overdue for a period in excess of fifteen (15) days, a late charge of six cents ($.06) for each dollar ($1.00) so overdue shall become immediately due and payable to Lender. Each such late charge shall be deemed to be part of the indebtedness and obligations secured by the Mortgage.

This Note is secured by, and the holder is entitled to the benefits and security of, inter alia, that certain Mortgage and Security Agreement from Borrower, as mortgagor, to Lender, as mortgagee, encumbering, among other things, certain real property and improvements and rights relative thereto described in the Mortgage (the “Mortgage”), dated the date hereof, all of the covenants, conditions and agreements of the Mortgage being made a part of this Note by this reference. This Note is also secured by any other mortgage or security instrument executed and delivered by Borrower to Lender from time to time that secures all obligations or indebtedness of Borrower to Lender. Reference is also hereby made to that certain Second Amended and Restated Loan Agreement dated March 28, 2016 between Borrower and Lender with respect to certain financial covenants and reporting requirements (the “Loan Agreement”). This Note shall constitute additional “Indebtedness,” as that term is defined in the Loan Agreement, and the financial covenants and reporting requirements set forth therein shall apply to the loan evidenced by this Note.

Upon the occurrence of any Event of Default (as defined in the Mortgage), Lender may exercise any and all rights and remedies under the Loan Documents (including without limitation, rights to accelerate the Loan), or available at law or equity, or both. Borrower shall be obligated to reimburse Lender for all Expenses (as defined and provided for in the Mortgage), incurred by Lender. From and after the occurrence of any Event of Default, the interest rate of this Note shall be at the Default Rate.

In no event shall the total of all charges payable under this Note, the Mortgage and any other documents executed and delivered in connection herewith and therewith that are or could be held to be in the nature of interest exceed the maximum rate permitted to be charged by applicable law. Should Lender receive any payment that is or would be in excess of that permitted to be charged under any such applicable law, such payment shall have been, and shall be deemed to have been, made in error and shall thereupon be applied to reduce the principal balance outstanding on this Note.

This Note may be prepaid, in whole or in part without Prepayment Premium, so long as Lender is given not less than five (5) Business Days’ notice of such prepayment and each prepayment is made in immediately available federal funds. All partial prepayments shall be applied to the installments of principal due hereunder in the inverse order of their maturity.

6

Borrower waives demand, presentment for payment, notice of dishonor, protest and notice of protest of this Note.

Any notice, demand or request relating to any matter set forth in this Note shall be given in the manner provided for in the Mortgage. Time is of the essence as to all dates set forth herein.

This Note may not be waived, changed, modified, terminated or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such waiver, change, modification, termination or discharge is sought.

Lender is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56) (signed into law October 26, 2001)) (the “Act”) and hereby notifies the Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow Lender to identify the Borrower in accordance with the Act.

BORROWER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST IN RESPECT OF ANY LITIGATION BASED ON THIS NOTE, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE CONSTITUTES A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO THE TRANSACTIONS CONTEMPLATED HEREBY. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER.

BORROWER HEREBY EXPRESSLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING BROUGHT BY OR ON BEHALF OF LENDER ON THIS NOTE, ANY AND EVERY RIGHT BORROWER MAY HAVE (I) TO OBJECT TO THE JURISDICTION OR VENUE OF ANY STATE COURT SITTING IN PORTLAND, CUMBERLAND COUNTY, OR ANY FEDERAL COURT LOCATED IN THE STATE, (II) TO INJUNCTIVE RELIEF, AND (III) TO HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING. THE FOREGOING WAIVERS ARE GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF ANY OR ALL OF THE FOREGOING WAIVERS.

7

This Note and the rights and obligations of the parties hereunder shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State (without giving effect to the State’s principles of conflicts of law).

This Note evidences a loan for business and commercial purposes, and not for personal, family or household purposes. No invalidity or unenforceability of any portion of this Note shall affect the validity or enforceability of the remaining portions hereof. This Note shall take effect as a sealed instrument, as of the date first set forth above, regardless of the actual date of execution and delivery.

Borrower acknowledges that this paragraph shall constitute notice that State law provides that a borrower may not maintain an action upon any agreement to lend money, extend credit, forbear from collection of a debt, or make any other accommodation for the payment of a debt for more than $250,000 unless the promise, contract or agreement is in writing and is signed by a personal lawfully authorized to sign for the party to be charged with the promise, contract or agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOLLOWS

8

IN WITNESS WHEREOF, the Borrower has executed and delivered this Note on the Date of Note.

Address:	Borrower:

ImmuCell Corporation
56 Evergreen Drive
Portland, Maine 04103	By:	/s/ Michael F. Brigham
	Name:	Michael Brigham
	Title:	President and CEO

Note

9